UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2018

REZOLUTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Infinite Drive Louisville, CO		80027

(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 222-2128

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Rezolute, Inc. (the "Company") is continuing its efforts to raise at least $20 million in a financing (the "Financing"). While no assurance can be given that a transaction will close, or will close on favorable terms, the Company believes that it will be able to close a Financing prior to September 15, 2018.

In the meantime, the Company has significantly reduced its monthly cash burn through a reduction in headcount and has received cash proceeds from the sale of excess manufacturing equipment to a third party. As a result, the Company believes it has sufficient capital to continue operations until the close of the Financing.

The Company anticipates using the proceeds from the Financing to advance its three core programs including: (i) initiating a Phase 2b clinical study for RZ358 in Q4 2018; (ii) commencing the second cohort of the ongoing Phase 1 study for AB101 in Q4 2018; and (iii) advancing the necessary toxicology studies and related efforts to enable the filing of an investigational new drug (IND) application and initiation of clinical studies for RZ402 in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

Date: August 1, 2018	By:	/s/ Nevan Elam
Name: Nevan Elam Title: Chief Executive Officer